SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

KID CASTLE EDUCATIONAL CORPORATION

(Name of Registrant as Specified in Charter)

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GENERAL
PRINCIPAL SHAREHOLDERS
AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK AND CREATE A CLASS OF “BLANK CHECK” PREFERRED STOCK
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION
APPENDIX A

KID CASTLE EDUCATIONAL CORPORATION

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan

(886) 2-2218-5996

Dear Shareholders:

     We are writing to advise you that Kid Castle Educational Corporation will amend (the “Amendment”) its Articles of Incorporation to increase the number of authorized shares of our common stock from 25,000,000 shares to 100,000,000 shares and to create a class of “blank check” preferred stock consisting of 25,000,000 shares.

     This action was approved on November 9, 2004 by our board of directors. In addition, our management and certain other shareholders who collectively hold a majority in interest of our issued and outstanding common stock approved this action by written consent in lieu of a special meeting of our shareholders on November 29, 2004 in accordance with the relevant sections of the Florida Business Corporations Act.

     The Amendment will not be effective until after we file it with the Secretary of State of Florida. We intend to file the Amendment 20 days after the date that this information statement is first mailed to our shareholders.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about December 20, 2004.

     Please feel free to call us at (886) 2-2218-5996 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Kid Castle.

For the board of directors of KID CASTLE EDUCATIONAL CORPORATION

	By:	/s/ Kuo-An Wang

Kuo-An Wang
President and Chief Executive Officer

December , 2004

KID CASTLE EDUCATIONAL CORPORATION

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan

(886) 2-2218-5996

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

     This information statement is being furnished to the shareholders of Kid Castle Educational Corporation (“Kid Castle” or the “Company”) to provide you with information and a description of an action taken by our board of directors and by the written consent of the holders of a majority in interest of our issued and outstanding common stock. On November 9, 2004, our board of directors unanimously approved the following action, subject to authorization by consent of a majority in interest of our shareholders and fulfillment of our statutory obligations:

TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 25,000,000 SHARES TO 100,000,000 SHARES AND CREATING A CLASS OF “BLANK CHECK” PREFERRED STOCK CONSISTING OF 25,000,000 SHARES.

     The full text of the Amendment is attached to this information statement as Appendix A.

     On November 29, 2004 in accordance with the relevant sections of the Florida Business Corporations Act, Kuo-An Wang, Yu-En Chiu, Kuo-Ian Cheng, Ray White (Cayman) Limited, CCF Group Limited, Digital Land Limited, Yu-Hwa Sun, Chien-Hung Chen, Shu-Ying Chen and Chin-Chen Huang, shareholders in our Company who collectively own approximately 50.8% of our common stock, approved the Amendment by written consent in lieu of a special meeting of our shareholders. Please see “Principal Shareholders” appearing later in this information statement.

     Our ability to take these actions without holding a shareholders’ meeting is made possible by Section 607.0704 of the Florida Business Corporations Act, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes with respect to each voting group entitled to vote thereon may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our shareholders, our board of directors voted to utilize the written consent of the holders of a majority in interest of our common stock.

     This information statement is first being mailed on or about December   , 2004 to shareholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

PRINCIPAL SHAREHOLDERS

     At November 30, 2004, there were 18,999,703 shares of our common stock issued and outstanding. The following table sets forth, as of November 30, 2004, information known to us relating to the beneficial ownership of these shares by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

Name and Address	Common Shares(1)	Percent of Class
Kuo-An Wang	1,728,000	9.09%
8th Floor, No. 98 Min Chuan Road, Hsien Tien
Taipei, Taiwan, R.O.C

Yu-En Chiu	1,296,000	6.82%
8th Floor, No. 98 Min Chuan Road, Hsien Tien
Taipei, Taiwan, R.O.C

Suang-Yi Pai	460,080	2.42%
No. 460-1, Chun Shan Road, Section 2, Hua-Tan
Chang Hua, Taiwan, R.O.C

Chin-Chen Huang	350,600	1.85%
8th Floor, No. 98 Min Chuan Road, Hsien Tien
Taipei, Taiwan, R.O.C

Ming-Tsung Shih	0	0.00%
No. 29 Yongdong Street
Yushun Village, Lukang Township
Chang Hua, Taiwan, R.O.C

Dr. Yuanchau Liour	0	0.00%
8th Fl. 326 Sec. 6 Ming-Chuan E. Rd.
Neihu, Taipei, Taiwan, R.O.C.

Robert Theng	0	0.00%
3 Ally 21 Ln 36 Chieh Shou S. Rd.
Changhua 500, Taiwan, R.O.C.

All officers and directors as a Group (7 persons)	3,834,680	20.18%

Kuo-Ian Cheng	1,080,000	5.68%
No. 575, Ho Kang Road, Ho Mei Town
Chang Hua Hsien, Taiwan

Chien-Hung Chen	1,459,240	7.68%
No. 130, Jianjung St., Shinjuang City
Taipei, Taiwan, R.O.C.

(1)	Unless otherwise indicated, the persons listed above have sole voting and investment powers with respect to all such shares. Under the applicable rules of the Securities and Exchange Commission, a person is deemed to be the “beneficial owner” of a security with regard to which the person, directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days (x) through the exercise of any option or warrant or (y) through the conversion of another security.

AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES
OF COMMON STOCK AND CREATE A CLASS OF
“BLANK CHECK” PREFERRED STOCK

     Our authorized capital currently consists of 25,000,000 shares of common stock. At November 30, 2004, we had 18,999,703 shares issued and outstanding.

     Pursuant to the Amendment, we will:

•	increase the total number of authorized shares of our capital stock to 125,000,000 shares;

•	increase the number of authorized shares of our common stock to 100,000,000 shares from 25,000,000 shares; and

•	create a class of “blank check” preferred stock, no par value per share, consisting of 25,000,000 shares.

     The text of our Amended and Restated Articles of Incorporation are attached to this information statement as Appendix A. The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the board of directors of a company. As such, our board of directors will be entitled to authorize the creation and issuance of up to 25,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of out board of directors with no further authorization by shareholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock.

     The Increase in Authorized Common Stock

     Pursuant to the Amendment, we plan to increase the number of authorized shares of our common stock to 100,000,000 shares from 25,000,000 shares.

     The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to shareholders. Our common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to the shares of our common stock. All the outstanding shares of our common stock are fully paid and nonassessable.

     Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our shareholders, any future issuance of additional shares of common stock could affect our shareholders in a number of respects, including by diluting the voting power of the current holders of our common stock, and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares of common stock or shares of preferred stock that are convertible into common stock could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution. Our board of directors believes that it is in the best interest of Kid Castle and our shareholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking shareholder approval (unless required by law). The board of directors believes that it is in the best interests of Kid Castle and our shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support our business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of our common stock.

     As discussed below, we have entered into a letter of intent with a placement agent with respect to a proposed private placement by us of shares of Series A Preferred Stock and common stock warrants (the “Private Placement”). While we may consider issuing common stock or preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, other than with respect to the Private Placement, we presently have no agreements or understandings with any person to effect any such issuance except for our planned Private Placement discussed below. Therefore, except with respect to the Series A Preferred Stock described below, we cannot state or predict the terms of any other preferred stock subject to this proposal.

     The Authorization of “Blank Check” Preferred Stock

     The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the board of directors of a company. As a result of the adoption of the Amendment, our board of directors will be entitled to authorize the creation and issuance of up to 25,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the board of directors, with no further authorization by shareholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock.

     The board of directors believes that the creation of the preferred stock is in the best interests of our Company and our shareholders as it believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, pursuit of financing opportunities and other valid corporate purposes.

     In approving the Amendment, the board of directors considered the following positive factors. The “blank check” preferred stock will provide our board of directors with the ability to create preferred shares without a shareholder vote and provide greater financial flexibility and speed at a lower cost, thereby increasing our ability to secure capital or close acquisitions which may benefit the growth of our Company and may help us to increase our revenues and profits. There is a considerable possibility that amending the Company’s Articles of Incorporation to provide for “blank check” preferred stock will not help increase revenues and profits. Nevertheless, the board of directors has given great weight to the factors of increased flexibility and speed and lower costs because of the potential benefits to our Company. For example:

•	the availability of “blank check” preferred stock will permit our board of directors to negotiate the precise terms of an equity instrument by simply creating a new series of preferred stock at will without incurring the costs and delay in obtaining prior shareholder approval. This may permit our Company to more effectively negotiate with, and to satisfy the financial criteria of, an investor or a transaction in a timely manner; and

•	dividend or interest rates, conversion rates, voting rights, liquidation preferences, terms of redemption (including sinking fund provisions), redemption prices, preemptive rights, maturity dates and similar characteristics of a series of preferred stock could be determined by our board of directors without obtaining prior shareholder approval, thus reducing the time and costs involved in consummating a transaction.

     Our board of directors also considered significant negative factors which weighed against the adoption of the “blank check” preferred stock. The negative implications of the authorization of “blank check” preferred stock include the following:

•	The issuance and designation of any shares of “blank check” preferred stock may result in a dilution of the voting power and equity interests in Kid Castle of our current shareholders; and

•	Any other future issuance of “blank check” preferred stock may prevent an acquisition of Kid Castle by any outsider, as well as make it more difficult for our shareholders to remove incumbent managers and directors.

     Our shareholders will be solely reliant upon the business judgment of our board of directors regarding the various terms and conditions which may be ascribed to any series of preferred stock created in the future. Moreover, the ability to designate and issue new series of “blank check” preferred stock without shareholder action deprives shareholders of notice that such actions are being considered and of providing input in the process. The board of directors gave some weight to potential shareholder dilution but determined that these factors were well outweighed by the potential benefits of flexibility, speed and cost. Notwithstanding the potential dilution to our common shareholders in voting powers and equity investments, our board of directors believes that if it can grow our Company’s revenues and earnings, this growth may be reflected in the trading price of our common stock and the market liquidity of the securities, both of which will benefit our public shareholders. At November 30, 2004 the closing price of our common stock as reported on the OTCBB was $1.30 per share and our stock is thinly traded.

     Other than the issuance of shares of preferred stock and warrants to purchase common stock pursuant to the proposed Private Placement discussed below, we do not currently have any plans, commitments, arrangements or agreements, written or otherwise, to issue or designate any of the “blank check” preferred stock to be authorized by the Amendment, nor can we assure our shareholders that the market price of our common stock will rise in the future.

     The Private Placement

     We have entered into a letter of intent with TerraNova Capital Partners, Inc. to act as placement agent for our Private Placement, pursuant to which we plan to offer shares of Series A Preferred Stock together with warrants to purchase our common stock (together, the “Units”) to certain institutional and other investors in a private placement under Regulation D of the Securities Act of 1933, as amended. Pursuant to the Private Placement, we plan to issue up to $7 million in Units, which will result in a significant dilution of the voting power and equity interests in Kid Castle of our current shareholders.

     The designations, rights and preferences of the Series A Preferred Stock underlying the Units that we plan to offer pursuant to the Private Placement have yet to be determined and will be subject to negotiation between the Company and our placement agent, and approved by our board of directors. However, we currently contemplate that the Series A Preferred Stock shall have the rights and preferences set forth below. These rights and preferences, however, shall be subject to change depending on what is finally agreed upon by the Company and our placement agent and approved by our board of directors.

     Voting. The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred Stock could be converted into for purposes of determining the shares entitled to vote at any regular, annual, or special meeting of shareholders of Kid Castle, and shall have voting rights and powers equal to the voting rights and powers of the common stock (except as otherwise expressly provided herein or as required by law, voting together with the common stock as a single class) and shall be entitled to notice of any shareholders’ meeting in accordance with our Bylaws. So long as any shares of Series A Preferred Stock remaining outstanding, we will not, without the vote or written consent by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock: (a) effect any reclassification, recapitalization or other change with respect to any outstanding shares of stock which results in the issuance of shares of stock having any preference or priority as to dividend or redemption rights, liquidation preferences, conversion rights or otherwise, superior to any such preference or priority of the Series A Preferred Stock, (b) authorize or issue, or obligate Kid Castle to issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any equity security which is senior to the Series A Preferred Stock, or (c) amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock, or otherwise amend our Articles of Incorporation, so as to effect adversely the Series A Preferred Stock.

     Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the board of directors of Kid Castle, non-cumulative dividends in such amounts as may be determined by the board of directors from time to time out of funds legally available therefor. No dividends (other than those payable solely in common stock) shall be paid on the common stock during any fiscal year of the Company until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred Stock a dividend in an amount per share equal to (i) the number of shares of common stock issuable upon conversion of the Series A Preferred Stock times (ii) the amount per share of the dividend to be paid on the common stock.

     Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issue price of the Series A Preferred Stock by the conversion price applicable to such share in effect on the date the certificate is surrendered for conversion. The initial conversion price of the Series A Preferred Stock shall be adjusted in the event of (i) combination, subdivision or reclassification of the common stock, and (ii) the sale of common stock at a price, or the issuance of options, warrants or convertible securities with an exercise or conversion price per share, less than the original issue price of the Series A Preferred Stock, as adjusted for any stock splits, stock dividends, recapitalizations or similar occurrences.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary and involuntary, the holders of each share of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of our Company to the common stockholders, an amount equal to (i) all declared and unpaid dividends on each such share; plus (ii) an amount per share equal to greater of (A) the original issue price per share of Series A Preferred Stock, as adjusted for any stock splits, stock dividends, recapitalizations or similar occurrences, plus 8% per annum on such original issue price (as adjusted) accumulated, but not compounded, from the date of issuance to the date on which the liquidation preference is paid or (B) the amount that would be receivable if the Series A Preferred Stock had been converted into common stock immediately prior to such liquidation distribution. In the event the assets and funds of the Company are insufficient to pay the entire liquidation preference of the Series A Preferred Stock, the holders thereof will share ratably in the assets and funds of the Company in proportion to the preferential amount each such holder is otherwise entitled to receive.

     THE PLANNED PRIVATE PLACEMENT OF UP TO US$7 MILLION IN UNITS DISCUSSED ABOVE COULD RESULT IN SIGNIFICANT DILUTION OF OUR CURRENT SHAREHOLDERS. OTHER THAN WITH RESPECT TO THE PRIVATE PLACEMENT OF OUR UNITS, WE ARE NOT PRESENTLY ENGAGED IN ANY REGULAR NEGOTIATIONS, NOR DO WE HAVE ANY PRESENT PLANS, PROPOSALS OR UNDERSTANDINGS TO ISSUE ANY SHARES OF OUR COMMON STOCK OR PREFERRED STOCK AS PART OF A CAPITAL RAISING TRANSACTION OR OTHERWISE.

     The board of directors believes the increase in the number of authorized shares of common stock and the creation of the preferred stock is in the best interests of Kid Castle and our shareholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, implementation of employee benefit plans, pursuit of financing opportunities and other valid corporate purposes.

     Potential Anti-Takeover Effect

     We have no present intention to use the increased authorized common stock or the “blank check” preferred stock for anti-takeover purposes, nor is the Amendment in response to any effort by any person or group to accumulate our stock or to obtain control of Kid Castle by any means. The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our Articles of Incorporation or the Bylaws as in effect on the date hereof. However, the issuance of additional shares of common stock or shares of preferred stock could increase the number of shares necessary to acquire control of our board of directors or to meet the voting requirements imposed by Florida law with respect to a merger or other business combination involving us. Issuance of additional shares unrelated to any takeover attempt could also have these effects. The board of directors has no current intent to propose anti-takeover measures in future proxy solicitations.

     Manner of Effecting the Amendment

     The Amendment will be effected by the filing of the Amendment with the Secretary of the State of Florida. The increase in our authorized common stock and the creation of the “blank check” preferred stock will become effective on the effective date of that filing. We anticipate that we will file the Amendment with the Secretary of State of Florida on or about January 10, 2004, which is at least 20 days after the date this information statement was first mailed to our shareholders.

     Appraisal Rights

     No appraisal rights are available under the Florida Business Corporations Act or under our Articles of Incorporation as a result of the Amendment.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

KID CASTLE EDUCATIONAL CORPORATION

By:	/s/ Kuo-An Wang

Kuo-An Wang
President and Chief Executive Officer

APPENDIX A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
KID CASTLE EDUCATIONAL CORPORATION

ARTICLE I

     The name of this corporation shall be: “Kid Castle Educational Corporation”.

ARTICLE II

     The corporation is organized for the following purposes:

     (a) To conduct any type of business which is lawful under the laws of the State of Florida.

     (b) To carry on business in the United States or elsewhere as factors, agents, commission merchants or merchants to buy, sell, manipulate and deal in, at wholesale or retail, merchandise, goods, wares, products and commodities of every sort, kind or description; to open stores, offices or agencies throughout the United States or elsewhere; to purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any persons or companies; to enter into partnership or into any arrangements for sharing profits, union interests, reciprocal concessions, or cooperate with any persons or companies; to transact any and all business lawful under the laws of the State of Florida or of the United States of America.

ARTICLE III

     (a) The total number of shares which the corporation is authorized to issue is 125,000,000, consisting of 100,000,000 shares of common stock, without par value, and 25,000,000 shares of preferred stock, without par value. The common stock is subject to the rights and preferences of the preferred stock as set forth below.

     (b) The preferred stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

A-1

ARTICLE IV

     This corporation is to exist perpetually.

ARTICLE V

     The Board of Directors of this corporation shall consist of not less than 3 member(s), initially. The number may be increased or diminished from time to time, but shall never be less than 3.

ARTICLE VI

     The management and control of the business of the corporation shall be conducted under the direction of the Board of Directors by the following officers who shall be elected by the Board of Directors, to-wit: a president, one or more vice presidents, a treasurer and a secretary, and/or one or more assistant secretaries, provided that any one or more of said offices with the exception of the presidency may be held by the secretary or assistant secretary of the corporation.

     IN WITNESS WHEREOF, the undersigned has hereunto subscribed to and executed these Amendment and Restated Articles of Incorporation on January    , 2004.

KID CASTLE EDUCATIONAL CORPORATION

By:	/s/ Kuo-An Wang

Kuo-An Wang
President and Chief Executive Officer

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